                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                  ----------

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported): October 20, 2000
                                                        ----------------


                          RENAISSANCE WORLDWIDE, INC.
                          ---------------------------
              (Exact name of registrant as specified in charter)


  MASSACHUSETTS                      0-28192                 04-2920563
--------------------------------------------------------------------------------
(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
 of incorporation)                                         Identification No.)



           52 Second Avenue, Waltham, MA                  02451
        ---------------------------------                 -----
       (Address of principal executive offices)         (Zip Code)


      Registrant's telephone number, including area code:  (781) 290-3000
                                                           --------------



                          This is page 1 of [ ] pages.
                       Exhibit Index appears on page [ ].

ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS
---------------------------------------------

     On October 20, 2000, Renaissance Worldwide, Inc. (the "Company") sold all of the outstanding stock of The Hunter Group, Inc. ("Hunter") for $72 million in cash to Cedar USA Holdings, Inc. ("Buyer"), a subsidiary of Cedar Group Plc ("Parent"), pursuant to a Stock Purchase Agreement dated as of September 20, 2000 (the "Agreement") among the Company, Buyer and Parent. Hunter is the corporate entity comprising the Enterprise Solutions Group, which is involved in providing consulting, systems integration and technical implementation services that support the deployment of ERP applications and e-business solutions. The sale also included the sale of an affiliate of Hunter located in India.

     The purchase price was determined pursuant to arms-length negotiations. The Company also received in payments from the Buyer of an additional $6.4 million which comprised certain reimbursements and adjustments pursuant to the Agreement.

     On October 20, 2000, the Company issued a press release announcing the Closing. The information contained in the press release is incorporated herein by reference. The press release is filed herewith as Exhibit 99.1.

     The foregoing description is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1.


Item 7:  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

(b)  Pro forma Financial Information. /1/
(c)  Exhibits./2/



------------------------------
/1/ See attached financial statements.


/2/ See attached Exhibits identified in Exhibit Index.

                          RENAISSANCE WORLDWIDE, INC.

           Unaudited Pro Forma Consolidated Statements of Operations

The unaudited pro forma consolidated statements of operations reflect the consolidated results of operations of Renaissance (the "Company") after the sale of its Enterprise Solutions Group as discussed in Item 2 above as though it had occurred at the beginning of each period presented. The unaudited pro forma consolidated statements of operations have been prepared by the Company based upon the assumptions and adjustments it has deemed appropriate. The Company's pro forma consolidated statements of operations primarily reflect the elimination of the Enterprise Solutions Group results of operations as historically reported under SFAS 131 and the associated tax provision for the group on a stand-alone basis.

Pro forma information reflecting the sale of the Enterprise Solutions Group as of and for the nine months ended September 30, 2000 was presented in the Company's Form 10-Q for the quarterly period ended September 30, 2000. The unaudited pro forma consolidated statements of operations included in this filing restate the Company's statements of operations for the year ended June 28, 1997, the six month transition period ended December 27, 1997 and for the years ended December 26, 1998 and December 25, 1999.

The following unaudited pro forma information may not necessarily reflect the consolidated results of operations of the Company which would have actually resulted had the transaction occurred for the periods indicated. The unaudited pro forma information should be read in conjunction with the Company's annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for the relevant time periods.

                          RENAISSANCE WORLDWIDE, INC.
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     (In thousands except per share data)
                                  (Unaudited)

                                                                      Transition              Year Ended
                                                      Year Ended     Period Ended    ----------------------------
                                                        June 28,     December 27,    December 26,    December 25,
                                                         1997            1997            1998            1999
                                                       ---------     ------------    -----------     ------------
Revenue                                                $ 361,417       $ 231,206       $ 547,434       $ 571,531
Cost of revenue                                          266,042         165,205         386,290         412,551
                                                       ---------       ---------       ---------       ---------
Gross profit                                              95,375          66,001         161,144         158,980
Selling, general and administrative expenses              71,620          49,598         136,707         156,065
Acquisition-related expenses                               4,744               -           4,716               -
Restructuring charges and asset writedowns                     -               -           5,051           6,910
                                                       ---------       ---------       ---------       ---------
Income (loss) from operations                             19,011          16,403          14,670          (3,995)
Interest and other (income) expense, net                  (3,453)            687           5,587           9,161
                                                       ---------       ---------       ---------       ---------
Income (loss) before taxes                                22,464          15,716           9,083         (13,156)
Income tax provision (benefit)                            10,223           5,448           9,576          (3,290)
                                                       ---------       ---------       ---------       ---------
Income (loss) from continuing operations
     before extraordinary items                        $  12,241       $  10,268       $    (493)      $  (9,866)
                                                       =========       =========       =========       =========

Basic earnings per share:
  Income (loss) from continuing operations             $    0.24       $    0.19       $   (0.01)      $   (0.18)
Diluted earnings per share:
  Income (loss) from continuing operations             $    0.22       $    0.18       $   (0.01)      $   (0.18)

Weighted average common shares:
  Basic                                                   50,495          54,537          55,418          56,338
                                                       =========       =========       =========       =========
  Diluted                                                 54,607          58,159          55,418          56,338
                                                       =========       =========       =========       =========

The accompanying notes are an integral part of these pro forma financial statements.

                          RENAISSANCE WORLDWIDE, INC.

           Notes to Pro Forma Consolidated Statements of Operations


1. Basis of Presentation

   The unaudited pro forma information reflects the consolidated results of operations of Renaissance after the sale of ESG and should be read in conjunction with the historical consolidated financial statements of Renaissance. The pro forma consolidated statement of operations assumes that the sale of ESG occurred as of the beginning of each period presented. The statements do not include the gain on the sale of ESG or costs related to the sale.

2. Results of ESG excluded from the unaudited pro forma information statement of operations were as follows for each period presented:

                                                                      Transition              Year Ended
                                                      Year Ended     Period Ended    ----------------------------
                                                        June 28,     December 27,    December 26,    December 25,
                                                         1997            1997            1998            1999
                                                       ---------     ------------    -----------     ------------
                                                                            (In Thousands)
Revenue                                                $  83,087       $  51,870       $ 162,722       $ 171,053
Cost of revenue                                           48,032          30,895          96,443         109,911
Selling, general and administrative expenses              26,189          21,536          56,648          52,791
Acquisition-related expenses (1)                           3,524           6,761           2,188               -
Restructuring charges                                          -               -             640               -
Interest and other (income) expense, net                     186             475             (84)            175
                                                       ---------       ---------       ---------       ---------
Income (loss) from discontinued operations                 5,156          (7,797)          6,887           8,176
Income tax provision (benefit)                             3,851            (439)          3,416           3,652
                                                       ---------       ---------       ---------       ---------
Net income (loss) from discontinued operations         $   1,305       $  (7,358)      $   3,471       $   4,524
                                                       =========       =========       =========       =========

(1) Represents transaction costs associated with the acquisition of ISS for the year ended June 28, 1997, the acquisition of Hunter for the six months ended December 27, 1997, and the acquisition of Neoglyphics for the year ended December 26, 1998, each of which were accounted for as poolings of interests.

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   RENAISSANCE WORLDWIDE, INC.


                                   By:  _____________________________
                                   Name: Joseph F. Pesce
                                   Title:  Executive Vice President of Finance,
                                   Chief Financial Officer & Treasurer


Date:  November 3, 2000

EXHIBIT INDEX

Listed below are all Exhibits filed as part of this Report.

2.1 Stock Purchase Agreement, dated as of September 20, 2000, between the Company, Buyer and Parent.

99.1 Press Release of the Company dated as of October 20, 2000.